January 9, 2018

State Street Bank and Trust Company
1 Heritage Drive
North Quincy, MA 02171
Location Code: OHD3
Attention: Russell M Donohoe, Vice President

Re:	Each American Century exchange traded fund identified on Schedule I hereto (each, an “ACI ETF”)

Ladies and Gentlemen:

Please be advised that each ACI ETF has been organized as a Delaware business trust and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those series of shares identified under its name on Schedule I hereto (the “Portfolios”).

In accordance with Sections 18.5 and 18.6, the additional funds provision and the additional portfolios provision of the Master Custodian Agreement dated as of July 29, 2011 by and among each management investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Custodian Agreement”), each ACI ETF hereby requests that your bank act as Custodian for it as a “Fund” and for its Portfolios under the terms of the Custodian Agreement. The term “ETF Fund” used herein shall mean a Fund issued by an ACI ETF; the term “ETF Portfolio(s)” shall mean a Portfolio(s) of an ETF Fund; and the term “ETF Shares” shall mean Shares of an ETF Portfolio. Capitalized terms used herein without definition shall have the meanings given to them in the Custodian Agreement.

Each ACI ETF will issue and redeem ETF Shares only in aggregations of ETF Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the ACI ETF related to its ETF Portfolio (collectively, the “Prospectus”).

We agree that the Custodian Agreement shall be modified as follows:

1.    With respect to the ACI ETFs only, the following new Sections 2.14 and 2.15 shall be added to the Custodian Agreement:

“2.14    Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the Investment Adviser for the ETF Portfolios, the Custodian shall determine for each ETF Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective ETF Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the Cash Component, and (iii) the amount of cash redemption proceeds (all as defined in the Prospectus) required for the issuance or redemption, as the case may be, of ETF Shares in Creation Unit aggregations of such ETF Portfolio on such date. The Custodian shall provide or cause to be provided this

American Century Investments
P.O. Box 410141, 4500 Main Street	1-800-345-2021 or 816-531-5575
Kansas City, MO 64141-0141	www.americancentury.com

information to the ETF Portfolios’ distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the NYSE.

2.15.    Allocation of Deposit Security Shortfalls. Each ETF Fund acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the ETF Funds (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

2.    With respect to the ACI ETFs only, the terms of Section 6 of the Custodian Agreement shall be amended and replaced in their entirety as follows:

“Section 6.    Payments for Sales or Repurchases or Redemptions of Shares

The Custodian shall receive from the distributor of the ETF Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate ETF Portfolio such payments as are received for ETF Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the ETF Fund. The Custodian will provide timely notification to the ETF Fund on behalf of each such ETF Portfolio and the Transfer Agent of any receipt by it of payments for ETF Shares of such ETF Portfolio.

From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their ETF Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser of the ETF Fund in accordance with the Prospectus) for such ETF Portfolio and the Cash Amount (as defined in the Prospectus), if applicable, less any applicable redemption transaction fee that is charged to the Authorized Participant to offset transfer and other transaction costs that may be incurred by the ETF Fund (the “Redemption Transaction Fee”). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the Depository Trust Company (“DTC”) system or through wire transfer in the case of redemptions effected outside of the DTC system.”

3.    With respect to the ACI ETFs only, the following paragraph shall be added to Section 10.1 of the Custodian Agreement immediately following the final paragraph thereof:

“The Custodian shall transmit the net asset value per share of each ETF Portfolio to the Transfer Agent, the Distributor, the NYSE and such other entities as directed in writing by the ETF Fund. The Custodian shall on each day an ETF Portfolio is open for the purchase or redemption of ETF Shares of such ETF Portfolio compute the number of ETF Shares of Deposit Securities to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities and shall transmit such information to the NSCC.”

4.    Section 18.12 of the Custodian Agreement is hereby amended to replace the second sentence thereof with the following:

“Subject to Section 18.18, all confidential information provided by a party hereto shall be used, including disclosure to third parties, by the receiving party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the receiving party’s other obligations under this Agreement or managing the business of the receiving party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.”

5.    The Custodian Agreement is hereby amended by adding the following new Section 18.18:

“Section 18.18 Use of Data.

(a)In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 18.18 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b)    Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed in a manner designed to prevent attribution to or identification of such Data with the Fund. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian’s compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c)    Except as expressly contemplated by this Agreement, nothing in this Section 18.18 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 18.18 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.”
Attached as Appendix A hereto is a replacement of “Appendix A” to the Custodian Agreement, effective as of the date set forth below. The attached Appendix A is marked to reflect the addition of each ACI ETF and its Portfolios.

Kindly indicate your acceptance of the foregoing by signing below.

Sincerely,

Each American Century Management Investment Company Identified on Appendix A Hereto

By:     /s/ Edward Rosenberg
Name:     Edward Rosenberg
Title:     Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

Effective Date: January 9, 2018

Schedule I

AMERICAN CENTURY ETF TRUST
AMERICAN CENTURY DIVERSIFIED CORPORATE BOND ETF
AMERICAN CENTURY STOXX U.S. QUALITY VALUE ETF

APPENDIX A
to
Master Custodian Agreement

American Century Management Investment Companies Registered with the SEC and Portfolios thereof

AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
One Choice 2020 Portfolio
One Choice 2025 Portfolio
One Choice 2030 Portfolio
One Choice 2035 Portfolio
One Choice 2040 Portfolio
One Choice 2045 Portfolio
One Choice 2050 Portfolio
One Choice 2055 Portfolio
One Choice 2060 Portfolio
One Choice in Retirement Portfolio
One Choice Portfolio: Aggressive
One Choice Portfolio: Conservative
One Choice Portfolio: Moderate
One Choice Portfolio: Very Aggressive
One Choice Portfolio: Very Conservative

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
California High-Yield Municipal Fund
California Intermediate-Term Tax-Free Bond Fund
California Tax-Free Money Market Fund

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
Ac Alternatives Income Fund
Small Cap Value Fund
AC Alternatives Long Short Fund
Equity Income Fund
Large Company Value Fund
Global Real Estate Fund
Mid Cap Value Fund
NT Global Real Estate Fund
NT Large Company Value Fund
NT Mid Cap Value Fund
Real Estate Fund
Value Fund
AC Alternatives Market Neutral Value

AMERICAN CENTURY GOVERNMENT INCOME TRUST
Capital Preservation Fund
Ginnie Mae Fund
Government Bond Fund
Inflation-Adjusted Bond Fund
Short-Term Government Fund

AMERICAN CENTURY GROWTH FUNDS, INC.
Adaptive All Cap Fund
Focused Dynamic Growth Fund

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
Emerging Markets Debt Fund
Global Bond Fund
International Bond Fund

AMERICAN CENTURY INVESTMENT TRUST
Core Plus Fund
Diversified Bond Fund
High-Yield Fund
NT Diversified Bond Fund
NT High Income Fund
Prime Money Market Fund
Short Duration Fund
Short Duration Inflation Protection Bond Fund
Short Duration Strategic Income Fund
Strategic Income Fund
U.S. Government Money Market Fund

AMERICAN CENTURY MUNICIPAL TRUST
High-Yield Municipal Fund
Intermediate-Term Tax-Free Bond Fund
Tax-Free Money Market Fund

AMERICAN CENTURY MUTUAL FUNDS, INC.
NT Heritage Fund
Adaptive Equity Fund
All Cap Growth Fund
Balanced Fund
Balanced Fund
Balanced Fund
Capital Value Fund
Growth Fund
Heritage Fund
NT Growth Fund
Select Fund
Small Cap Growth Fund
Sustainable Equity Fund
Ultra Fund

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
NT Small Company
Utilities Fund
AC Alternatives Disciplined Long Short Fund
AC Alternatives Equity Market Neutral Fund
American Century Investments Global Gold Fund
Core Equity Plus Fund
Disciplined Growth
Equity Growth Fund
Income & Growth Fund
International Core Equity Fund
NT Core Equity Plus Fund
NT Disciplined Growth Fund
NT Equity Growth Fund
Small Company Fund
AC Alternatives Emerging Opportunities Total Return Fund
Multi-Asset Real Return Fund

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
Strategic Allocation: Conservative Fund
Multi-Asset Income Fund
Strategic Allocation: Aggressive Fund
Strategic Allocation: Moderate Fund

AMERICAN CENTURY TARGET MATURITIES TRUST
Zero Coupon 2020 Fund
Zero Coupon 2025 Fund

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
VP Inflation Protection Fund

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
VP Growth Fund
VP Mid Cap Value Fund
VP Income & Growth Fund
VP Balanced Fund
VP Capital Appreciation Fund
VP International Fund
VP Large Company Value Fund
VP Ultra Fund
VP Value Fund

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
Focused International Growth Fund
Global Small Cap Fund
Emerging Markets Fund
Emerging Markets Small Cap Fund
Global Growth Fund
International Discovery Fund
International Growth Fund
International Opportunities Fund
International Value Fund
NT Emerging Markets Fund
NT International Growth Fund
NT International Small-Mid Cap Fund
NT International Value Fund

AMERICAN CENTURY ETF TRUST
American Century Diversified Coroporate Bond ETF
American Centery STOXX U.S. Quality Value ETF